Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis – August 2013

Series	2003-4
Deal Size	$725MM
Expected Maturity	10/15/2013

Yield	9.00%
Less: Coupon	0.54%
Servicing Fee	0.49%
Net Credit Losses	1.42%
Excess Spread :
August-13	6.55%
July-13	8.97%
June-13	10.71%
Three Month Average Excess Spread	8.74%

Delinquency:
30 to 59 Days	0.43%
60 to 89 Days	0.31%
90+ Days	0.73%
Total	1.47%

Principal Payment Rate	24.91%

Note:	The Controlled Accumulation period for Series 2003-4 commenced at the close of business on March 31, 2013. The performance statistics for Series 2003-4 reflect the impact of principal accumulation.

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